Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-42420, 333-87937 and 333-101851 on Form S-3 and Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061 and 33-37293 on Form S-8 of our reports dated August 11, 2005, relating to the financial statements and financial statement schedules of ConAgra Foods, Inc. and subsidiaries (which reports expressed an unqualified opinion and include an explanatory paragraph relating to changes in methods of accounting for variable interest entities and asset retirement obligations in 2004 and goodwill and other intangible assets in 2003) and of our report on internal control over financial reporting dated August 11, 2005 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of ConAgra Foods, Inc. and subsidiaries for the year ended May 29, 2005.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
August 11, 2005

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